UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2011

CORPORATE RESOURCE SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 11th Floor, New York, NY 10038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646)-443-2380

______________________None___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Items 2.01 and 2.03 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 21, 2011 (the “Closing Date”), Corporate Resource Services, Inc. (the “Company”) entered into an Acquisition and Share Exchange Agreement (the “Agreement”) with TS Staffing Services, Inc., a Texas corporation (“TS Staffing”), and Robert Cassera, the sole shareholder of TS Staffing and a member of the board of directors of the Company (“Cassera”).  Pursuant to the terms of the Agreement, the Company acquired all of TS Staffing’s issued and outstanding shares of common stock, par value $0.0001 per share, (the “Acquisition”) in exchange for (i) 34,839,159 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), the number of shares, valued at $0.8611 per share, equal to $30,000,000, the agreed upon value of TS Staffing’s business operations as of November 21, 2011, plus (ii) 38,001,402 shares of the Stock, the number of shares of the Stock held by TS Staffing as of the Closing Date.  The Acquisition became effective at 12:01 a.m. on the Closing Date, at which time TS Staffing continued in its corporate existence as a wholly-owned subsidiary of the Company.  The Company believes that the shares of the Stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as securities involved in a transaction not involving a public offering.

As of November 18, 2011, the last business day prior to the Closing Date, Cassera beneficially owned and TS Staffing held 86% and 28%, respectively, of the issued and outstanding shares of the Stock.  Effective as of the Closing Date, all shares of the Stock owned by TS Staffing were canceled.

As of the Closing Date, Cassera was elected chairman of the board of directors of TS Staffing, Scott Schecter was elected Chief Financial Officer of all of the Company’s subsidiaries and Yolanda Trippiedi was elected as the Secretary of TS Staffing.

TS Staffing is a national provider of temporary staffing and ancillary services with a focus on the light industrial business.  During the six month period ended June 30, 2011, TS Staffing generated approximately $94,000,000 in revenue.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2011, TS Staffing amended and restated its Account Purchase Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), dated April 1, 2008, by entering into an Amended and Restated Account Purchase Agreement (the “APA Agreement”).  Under the terms of the APA Agreement, TS Staffing will sell its trade receivables to Wells Fargo, with the maximum amount of trade receivables that may be sold at any one time being $50,000,000 less the aggregate outstanding balance of all trade receivables sold to Wells Fargo in relation to Insurance Overload Services, Inc., Corporate Resource Development, Inc., Diamond Staffing Services, Inc. and D&D Staffing Corp.  For each trade receivable sold to Wells Fargo, 90% of the value of the purchased receivable will be advanced to TS Staffing upon such sale (the “Sale Price”), with the remainder, less certain offsets, credited upon the final collection of the trade receivable to an account established for the satisfaction of fees, charges or other obligations owed by TS Staffing under the APA Agreement.  Interest on the aggregate amount of purchased trade receivables post closing shall be charged at LIBOR plus 5.3% per annum.

Under the APA Agreement, TS Staffing shall continue to be obligated to repurchase any of the trade receivables purchased by Wells Fargo from time to time at Wells Fargo’s discretion and to pay on demand (1) the lesser of (i) the Sale Price for and (ii) the outstanding balance of such receivable, plus (2) all fees, costs and expenses related thereto.  The risk TS Staffing bears from bad debt losses on trade receivables sold is retained by TS Staffing, and receivables sold which become greater than 90 days old can be charged back to TS Staffing by Wells Fargo.  Additionally, Wells Fargo continues to have the right to require TS Staffing to repurchase its receivables from time to time in Wells Fargo’s sole discretion.  In connection with the entry into the APA Agreement, TS Staffing granted a security interest to Wells Fargo in substantially all of its assets.

The APA Agreement commenced on November 21, 2011 and expires on August 27, 2013 (the “Initial Term”), automatically renewing thereafter for subsequent 24-month periods (each a “Subsequent Term”) unless either Wells Fargo or TS Staffing notifies the other in writing at least 60 days prior to the end of the Initial Term or any Subsequent Term that the APA Agreement will terminate at the conclusion of such term.  Furthermore, TS Staffing may terminate the APA Agreement at any time provided it gives Wells Fargo 30 days advance written notice and pays Wells Fargo any applicable termination fee.  Wells Fargo may also terminate the APA Agreement upon the occurrence of certain events of termination, which, among other things, would permit Wells Fargo, at its sole discretion, to accelerate all indebtedness of TS Staffing owed to Wells Fargo, require TS Staffing to repurchase any and all trade receivables purchased by Wells Fargo or take possession and sell any of the collateral in which TS Staffing granted Wells Fargo a security interest in accordance with the terms of the APA Agreement.

In connection with the APA Agreement, TS Staffing executed a Continuing Guaranty in favor of Wells Fargo, dated November 21, 2011 (the “TS Guaranty”), and the Company amended and restated its Continuing Guaranty in favor of Wells Fargo, dated as of August 27, 2010, by entering into an Amended and Restated Continuing Guaranty, dated November 21, 2011 (the “Company Guaranty”).  Under the terms of the TS Guaranty, TS Staffing guarantees the current and future obligations of the Company or the direct or indirect subsidiaries thereof to Wells Fargo, agrees to be held liable for such obligations and grants Wells Fargo a lien upon and right of setoff against all monies, securities and other property of TS Staffing now or hereinafter in the possession of or on deposit with Wells Fargo.  Under the terms of the Company Guaranty, the Company guarantees the current and future obligations, if any, of its direct or indirect subsidiaries to Wells Fargo, agrees to be held liable for such obligations and grants Wells Fargo a lien upon and right of setoff against all monies, securities and other property of the Company now or hereinafter in the possession of or on deposit with Wells Fargo.  Diamond Staffing Services, Inc., Insurance Overload Services, Inc. and Corporate Resource Development, Inc., each a wholly-owned subsidiary of the Company, are also parties to account purchase agreements with Wells Fargo and receive financing pursuant to such agreements.  Integrated Consulting Group, Inc. and Accountabilities, Inc., both wholly-owned subsidiaries of the Company, are not parties to an account purchase agreement with Wells Fargo and therefore do not have any obligations that are guaranteed under the TS Guaranty or the Company Guaranty.

The foregoing descriptions of the APA Agreement, TS Guaranty and Company Guaranty are not complete and are qualified in their respective entireties by reference to the APA Agreement, TS Guaranty and Company Guaranty, copies of which are attached to this report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this report on Form 8-K regarding the issuance by the Company of 72,840,561 shares of the Stock is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) are not included in this report on Form 8-K. The Company intends to file these financial statements by an amendment within the time permitted by Item 9.01(a).

(b)           Pro forma financial information.

Pro forma financial information required by Item 9.01(b) is not included in this report on Form 8-K. The Company intends to file this pro form financial information by an amendment within the time permitted by Item 9.01(b).

(d)           Exhibits

2.1          Acquisition and Share Exchange Agreement, dated November 21, 2011, by and among Corporate Resource Services, Inc., TS Staffing Services, Inc. and Robert Cassera

10.1        Amended and Restated Account Purchase Agreement, dated November 21, 2011, between Wells Fargo Bank, National Association and TS Staffing Services, Inc.

10.2        Continuing Guaranty, dated November 21, 2011, executed by TS Staffing Services, Inc. in favor of Wells Fargo Bank, National Association

10.3        Amended and Restated Continuing Guaranty, dated November 21, 2011, executed by Corporate Resource Services, Inc. in favor of Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ Jay H. Schecter
Name:	Jay H. Schecter
Title:	Chief Executive Officer
Date:  November 23, 2011

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